Exhibit 10.2 This 2021 Executive Incentive Program (this “Executive Incentive Program”) is adopted November 2, 2021 by the Compensation Committee (the “Committee”) of the Board of Directors of Healthcare Realty Trust Incorporated (the “Company”) to be effective January 1, 2022. WHEREAS, the Company’s Amended and Restated Executive Incentive Program (the “EIP”), adopted by the Committee on February 16, 2016 under the Company’s 2015 Stock Incentive Plan (the “Plan”), was adopted to promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate, and retain personnel upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend; to offer such personnel additional incentives to put forth maximum efforts for the success of the business; and to afford them an opportunity to acquire a proprietary interest in the Company through stock ownership and other performance-based rights; and WHEREAS, the Committee desires to replace the EIP with this Executive Incentive Program to further the purposes set forth above with metrics designed to advance the Company’s current strategy and business initiatives. 1. This Executive Incentive Program is adopted by the Committee in accordance with the Plan and is intended to further the purposes of the Plan by providing incentives to the Company’s executive and other officers that are designed to reward individual performance and the achievement of specific Company-level strategic, operational and financial goals and targets. This Executive Incentive Program supersedes the EIP as of its effective date. 2. Whenever the following capitalized terms are used in this Executive Incentive Program, they shall have the meanings specified below: “Base Salary” means, for purposes of this Executive Incentive Program, the annual base rate of cash compensation paid to a Participant by the Company for the calendar year in which any determination of Base Salary is made, before any elective reduction or deferral of compensation pursuant to any 401(k) or similar defined contribution plan or any elective deferral under the Elective Restricted Stock Awards feature of the Officer Incentive Plan, and excludes all other forms of compensation such as benefits, pension contributions, employer matching contributions under any 401(k) or similar plan, any “Restriction Multiple” amount awarded under the Plan based on elective reduction of Base Salary, and any amounts awarded under this Officer Incentive Plan. “ESG Goals” means the Company’s environmental, social, and governance goals and initiatives expressed in the Company’s Corporate Responsibility Report or other stated goals and initiatives that would generally relate to environmental, social, governance, or sustainability principles. “FAD” and “Normalized FAD” means funds available for distribution and normalized funds available for distribution, either in total or on a per share basis, as the case may be, as reported to the public by the Company in its earnings and results of operations news releases, or if not reported to the public, calculated in a manner consistent with its reporting for the quarter ended September 30, 2021. “FFO” and “Normalized FFO” means funds from operations and normalized funds from operations, either in total or on a per share basis, as the case may be, as reported to the public by the Company in its earnings and results of operations news releases, or if not reported to the public, calculated in a manner consistent with its reporting for the quarter ended September 30, 2021. “Net Debt to Adjusted EBITDA” means the ratio of the Company’s total indebtedness, less cash, to the Company’s earnings before interest, taxes, depreciation, and amortization (“EBITDA”), as adjusted, as reported

2 to the public by the Company in its earnings and results of operations news releases, or if not reported to the public, calculated in a manner consistent with its reporting for the quarter ended September 30, 2021. “NOI” means net operating income, normalized for items that would otherwise inhibit a meaningful comparison of NOI period to period. “Peer Group” means that group of companies selected by the Committee that are determined by the Committee to be reasonably comparable to the Company for purposes of measuring relative TSR performance. The Committee may consider market capitalization, revenue, competitive factors, REIT sector, asset class, market positioning, and any other reasonable measure for determining the appropriate inclusion of companies in a Peer Group. The Committee may select more than one Peer Group for purposes of measuring relative TSR over any given period. “Plan” means the 2015 Stock Incentive Plan, as amended. “Revenue” means, for any financial period, the revenue as reported on the Company’s financial statements. “Same Store Revenue” means, for any financial period, Revenue for the group of properties reported by the Company (whether publicly or otherwise) as “Same Facility,” “Same Store,” or similar language designed to report the financial performance of core operating properties in the Company’s public disclosures. “Same Store NOI” means, for any financial period, NOI for the group of properties reported by the Company (whether publicly or otherwise) as “Same Facility,” “Same Store,” or similar language designed to report the financial performance of core operating properties in the Company’s public disclosures. “Stock Index” means one or more stock indexes selected by the Committee for purposes of measuring relative TSR performance of the Company against such index or indexes. Indexes selected by the Committee should be comprised of companies comparable to the Company in size, scope, industry, sector, or other reasonably comparable criteria. “TSR” means the total return of the Common Stock over a given period, including price appreciation and the reinvestment of dividends. Data to determine TSR shall be sourced through a reliable third-party provider of financial data to be selected by the Committee. Other capitalized terms used herein, but not defined, shall have the meanings attributed to such terms in the Plan. 3. . The Participants in this Executive Incentive Program are those officers having the titles of (i) Chief Executive Officer, President or Executive Vice President (“NEO Participants”) or (ii) Senior Vice President (“SVP Participants”) and any other officer of the Company who has been designated as a Participant by the Committee. 4. Awards may be in the form of cash, Restricted Stock Awards, Restricted Stock Units or a combination of the foregoing and may be granted to each Participant upon the Committee’s determination and in its discretion and shall be subject to such vesting periods and requirements as the Committee determines. Awards shall generally be of the following types: “Annual Cash Incentive Awards” shall be based on specific Company performance targets which shall be established by the Committee. The Committee may determine, in its discretion, the particular financial and/or operating metrics to be targeted, which may include, but are not limited to: ESG Goals, FAD, FFO, NOI, Normalized FAD, Normalized FFO, Revenue, Same Store NOI, Same Store Revenue, Net Debt to Adjusted EBITDA, or other similar metrics. The measurement period shall be a single calendar quarter, multiple calendar quarters, a single calendar year, or such other periods as the Committee may determine. Annual Cash Incentive Awards shall be payable in cash and shall be paid to Participants as soon as reasonably practicable after determination by the Committee that performance targets were achieved, but not later than 45 days following the end of the relevant performance period.

3 “Annual Equity Incentive Awards” shall be based on specific Company performance targets which shall be established by the Committee. The Committee may determine, in its discretion, the particular financial and/or operating metrics to be targeted, which may include, but are not limited to: ESG Goals, FAD, FFO, NOI, Normalized FAD, Normalized FFO, Revenue, Same Store NOI, Same Store Revenue, Net Debt to Adjusted EBITDA, relative TSR, absolute TSR, or other similar metrics. The measurement period shall be a three-year period, or such other period as the Committee may determine. Annual Equity Incentive Awards, which includes TSR Awards, shall be in the form of Restricted Stock Awards or Restricted Stock Units and will vest only upon the conditions set forth in the Plan, the relevant Award Agreement, or the Participant’s employment agreement, as applicable. “Award Agreement” means a Restricted Stock Agreement, Restricted Stock Unit Agreement, or any other award agreement approved by the Committee relating to Awards under this Officer Incentive Plan. “Individual Performance Awards” are in the discretion of the Committee and shall be for the purposes of rewarding a Participant’s individual efforts in contributing to the success of the Company and/or motivating and retaining personnel. Individual Performance Awards may be in the form of cash, Restricted Stock, or other equity- based awards at the Committee’s discretion. “Restricted Stock Unit Awards” shall be based on specific Company performance targets which shall be established by the Committee at the time of such award, measured over a three-year period, or such other period as the Committee may determine. The Committee may determine, in its discretion, the particular performance criteria and targets, which may include, but are not limited to: (i) growth in FFO per share, Normalized FFO per share, FAD per share and/or Normalized FAD per share; (ii) Same Store Revenue and/or Same Store NOI; (iii) ESG-related metrics; (iv) the TSR Award criteria set forth below; (v) Net Debt to Adjusted EBITDA or other similar leverage based metric; and/or (vi) any other metric or performance target that, in the Committee’s judgement, advances the strategic plans and initiatives of the Company. Restricted Stock Unit Awards shall be subject to a three-year vesting period, or such other period determined by the Committee. The Committee, in its discretion, may provide that Restricted Stock Unit Awards be settled in shares of restricted stock at the end of the measurement period, in the case of a vesting period that is longer than the measurement period, or may impose an additional holding period for Common Stock issued in settlement of a Restricted Stock Unit Award. “Retention Awards” are in the discretion of the Committee and shall be for the purposes of: (i) rewarding a Participant’s individual efforts in contributing to the success of the Company and/or (ii) retaining the Participant as an officer of the Company. Retention Awards shall generally be in the form of Restricted Stock, but may be in the form of other equity-based awards or cash. “TSR Awards” shall be based on the Company’s total shareholder return over a three-year period, or such other period determined by the Committee, as measured against a Peer Group, one or more Stock Indexes, or on an absolute basis. The Compensation Committee may allocate TSR Award targets among multiple Peer Groups, Stock Indexes, and/or absolute measurements in its discretion. TSR Awards shall be in the form of Restricted Stock Awards or Restricted Stock Units. The criteria for awarding TSR Awards shall be the Company’s absolute total shareholder return, relative total shareholder return performance as compared to the total shareholder returns of the companies in the Peer Groups, or of performance as compared to the total shareholder returns of a Stock Index and shall be based on targets set at the beginning of the measurement period. The target size of the TSR Award for each Participant shall be determined based on a percentage of such Participant’s then current Base Salary. 5. . In the event of termination of a Participant’s employment, the disposition of any unvested Awards will be determined in accordance with such Participant’s written employment agreement and Award Agreement, if applicable. If a Participant is not employed pursuant to a written employment agreement and voluntarily terminates his or her employment, or is terminated for Cause (as such term is defined in the Plan), such Participant will forfeit any unvested Awards. If a Participant is not employed pursuant to a written employment agreement and such employment is terminated by the Company without Cause, or by reason of Participant’s retirement (upon attainment of eligibility to retire in accordance with any applicable Company policy then in effect) all unvested Awards will immediately vest. The provisions of Section 7.3 of the Plan will govern in the event of a Change of Control and are not intended to be altered by this Section 5.

4 6. . The Committee may from time to time amend or modify this Executive Incentive Program, provided that no such action shall adversely affect Awards previously granted hereunder. The Committee shall have the discretion to alter the administration of awards under this Executive Incentive Program at any time prior to the grant of any such award, in accordance with Section 4.3 of the Plan. 7. The Executive Incentive Program shall continue in effect as long as the Plan, or any successor or replacement thereof is in effect, or until terminated by the Committee. Adopted by the Compensation Committee of the Board of Directors of Healthcare Realty Trust Incorporated on November 2, 2021.